Exhibit 4.1

EXECUTION COPY

INVITROGEN CORPORATION

2% CONVERTIBLE SENIOR NOTES DUE 2023

INDENTURE
DATED AS OF AUGUST 1, 2003

U.S. BANK NATIONAL ASSOCIATION
AS TRUSTEE

i

TABLE OF CONTENTS.
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

CROSS-REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION

Section	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.8; 9.10
	(c)	N.A.
Section	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	13.3
	(c)	13.3
Section	313(a)	9.6
	(b)(1)	N.A.
	(b)(2)	9.6
	(c)	9.6; 13.2
	(d)	9.6
Section	314(a)	6.2; 6.4; 13.2
	(b)	N.A.
	(c)(1)	13.4(a)
	(c)(2)	13.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.4(b)
	(f)	N.A.
Section	315(a)	9.1(b)
	(b)	9.5; 13.2
	(c)	9.1(a)
	(d)	9.1(c)
	(e)	8.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
	(c)	13.5
Section	317(a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of August 1, 2003 is between Invitrogen Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

     In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company’s 2% Convertible Senior Notes due 2023.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1. DEFINITIONS.

     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Registrar, Paying Agent or Conversion Agent.

     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     “Applicable Stock” means the shares of Common Stock; provided, that, in the event of a Repurchase Event occurring prior to August 1, 2010 in which the Company is not the surviving Person, the term “Applicable Stock” shall mean the common stock, ordinary shares or American Depositary Shares of such surviving Person or its direct or indirect parent.

     “Bid Solicitation Agent” means, initially, the Trustee.

     “Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

     “Business Day” means each day that is not a Legal Holiday.

     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     “Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

     “Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

     “Contingent Interest” has the meaning set forth in the Securities.

     “Contingent Interest Period” has the meaning set forth in the Securities.

     “Continuing Director” means, at any date of determination, any member of the Company’s Board of Directors (i) who was a member of the Company’s Board of Directors on the Issuance Date, or (ii) who was nominated for election or elected to the Company’s Board of Directors by at least a majority of the directors who were such Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were such Continuing Directors at the time of such nomination or election.

     “Conversion Agent” has the meaning set forth in Section 2.3.

     “Conversion Notice” has the meaning set forth in Section 4.2(b).

     “Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

     “Conversion Rate” means initially 14.6547 shares per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

     “Conversion Value” means, at any time, the amount equal to the product of the Sales Price at such time multiplied by the then current Conversion Rate.

     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 550 South Hope Street, 5th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Invitrogen Corporation — 2% Convertible Senior Notes Due 2023) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

     “Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

     “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Final Maturity Date” means August 1, 2023.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     “Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

     “Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Company), or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     “Initial Purchasers” means UBS Securities LLC and Credit Suisse First Boston LLC.

     “Issuance Date” means the date on which the Securities are first authenticated and issued.

     “Market Price” means:

     (a) with respect to Securities, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent (which shall initially be the Trustee) for $1,000,000 principal amount of Securities at approximately 4:00 p.m., New York City time, on such date of determination from three securities dealers (none of which shall be an Affiliate of the Company) selected by the Company, which may include any of the Initial Purchasers, provided, that if at least three such bids cannot be reasonably obtained by the Bid Solicitation Agent, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can be reasonably obtained by the Bid Solicitation Agent, this one bid will be used; provided, however, if (a) the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain at least one bid from a securities dealer, or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such date of determination, then the Market Price of a Security for such date of determination shall equal (1) the Conversion Rate in effect as of such date of determination multiplied by (2) the average Sale Price of a share of Common Stock for the five Trading Days ending on such date of determination, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20-Trading Day period and ending on the date of determination, as the case may be, of any event described in Sections 4.3 or 4.4;

     (b) with respect to Common Stock, the average of the Sale Price of one share of Common Stock for the 20-Trading Day period immediately preceding and including the third Business Day immediately preceding the applicable Repurchase Date (or if the third Business Day immediately preceding the relevant date of determination is not a Trading Day, then on the last Trading Day immediately preceding such third Business Day); and

     (c) with respect to Applicable Stock, the average of the Sale Price of one share of Applicable Stock for the 20-Trading Day period immediately preceding and including the third Business Day immediately preceding the Fundamental Change Repurchase Date (or if the third Business Day immediately preceding the relevant date of determination is not a Trading Day, then on the last Trading Day immediately preceding such third Business Day).

     “Measurement Period” means the last 30 consecutive Trading Days in a fiscal quarter, beginning with the third fiscal quarter of 2003.

     “Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

     “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

     “Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     “Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     “Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

     “Registration Rights Agreement” means the Registration Rights Agreement dated, as of August 1, 2003, between the Company and the Initial Purchasers.

     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

     “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

     “Sale Price” of one share of Common Stock or one share of Applicable Stock on any date means the closing per share sale price of such Common Stock or Applicable Stock, as applicable (or, if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such date as reported in composite transactions on the Nasdaq National Market or, if the shares of Applicable Stock are not quoted on the Nasdaq National Market, as reported on a U.S. national or regional securities exchange, or if not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Board of Directors of the Company shall be entitled to make a good faith determination of the sale price on the basis it considers appropriate which shall be conclusive.

     “SEC” means the Securities and Exchange Commission.

     “Securities” means the 2% Convertible Senior Notes due 2023 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     “Special Interest” has the meaning specified in paragraph 2 of the Security.

     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     “Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

     “Transfer Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

     “Transfer Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

     “Unrestricted Certificated Security” means a Certificated Security that is not a Transfer Restricted Security.

     “Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     SECTION 1.2. OTHER DEFINITIONS.

Term	Defined in Section

97% Conversion Date	4.2(e)
“Agent Members”	2.1(b)
“Bankruptcy Law”	8.1
“Change in Control”	3.9(a)(1)
“Closing Price”	4.6(d)
“Commencement Date”	3.8(c)
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Price”	4.6
“Current Market Price”	4.3(f)
“Custodian”	8.1
“DTC”	2.1
“Depositary”	2.1
“Determination Date”	4.6(c)
“Event of Default”	8.1
"'ex’ date”	4.3(h)
“Excess Amount”	4.3(e)
“Expiration Date”	4.6(c)
“Expiration Time”	4.6(c)
“Fair Market Value”	4.3(f)
“Legal Holiday”	12.7
“Legend”	2.12
“NNM”	4.6(d)
“Non-Electing Share”	4.4
“Note Measurement Period”	4.1(a)(ii)
“Notice of Default”	8.1
“Offer Amount”	3.8(c)
“Paying Agent”	2.3
“Primary Registrar”	2.3
“Principal Value Conversion”	4.2(e)
“Purchase Agreement”	2.1
“Purchase Offer”	3.8(a)
“Purchased Shares”	4.6(c)
“QIB”	2.1
“Record Date”	4.3(h)
“Reference Period”	4.3(d)(2)
“Registrar”	2.3
“Regular Record Date”	3.4
“Repurchase Date”	3.8(a)(1)
“Repurchase Event”	3.9(a)(1)
“Repurchase Event Company Notice”	3.9(a)(2)
“Repurchase Event Repurchase Price”	3.9(a)(3)
“Repurchase Notice”	3.8(a)(2)

Term	Defined in Section

“Repurchase Price”	3.8(a)(1)
“Rights Plan”	4.6(c)
“Spin-Off”	4.3(d)(3)
“Tender Period”	3.8(c)
“Triggering Distribution”	4.6(c)
“Trigger Event”	4.3(d)(4)

     SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     “indenture securities” means the Securities;

     “indenture security holder” means a Securityholder;

     “indenture to be qualified” means this Indenture;

     “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.4. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

               (A)     a term has the meaning assigned to it;

               (B)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (C)     words in the singular include the plural, and words in the plural include the singular;

               (D)     provisions apply to successive events and transactions;

               (E)     the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

               (F)     the masculine gender includes the feminine and the neuter;

               (G)     references to agreements and other instruments include subsequent amendments thereto; and

               (H)     “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

     SECTION 2.1. FORM AND DATING.

     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated July 28, 2003 (the “Purchase Agreement”), between the Company and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the

Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

     SECTION 2.2. EXECUTION AND AUTHENTICATION.

     An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $373,750,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $373,750,000 except as provided in Section 2.7.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

     The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian, Bid Solicitation Agent and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee, as agent of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services (Invitrogen Corporation — 2% Convertible Senior Notes due 2023), one such office or agency of the Company for each of the aforesaid purposes.

     SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. Subject to Section 5.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying

Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     SECTION 2.5. SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.6. TRANSFER AND EXCHANGE.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.11, 4.2 (last paragraph) or 11.5.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.7. REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.8. OUTSTANDING SECURITIES.

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, a Repurchase Date, a Repurchase Event Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Repurchase Date, Repurchase Event Purchase Date or the final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made.

     Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     SECTION 2.9. TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     SECTION 2.10. TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter cancelled, and may not be reoffered, sold or otherwise transferred.

     SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided, that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Transfer Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an opinion of counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

                                        (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully-registered book entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     SECTION 2.13. CUSIP NUMBERS.

     The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

     SECTION 2.14. SENIOR UNSECURED OBLIGATIONS.

     The Securities are senior unsecured obligations of the Company and rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company senior to existing and future subordinated indebtedness of the Company.

ARTICLE 3
REDEMPTION AND PURCHASES

     SECTION 3.1. RIGHT TO REDEEM; NOTICE TO TRUSTEE.

     The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after August 1, 2010, at the Redemption Price specified in paragraph 6 of the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, up to, but not including, the Redemption Date; provided, that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest (including Contingent Interest, if any) and Special Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the interest payment record date.

     If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 6 of the Securities, it shall notify the Trustee at least 45 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

     SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 3.3. NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Primary Registrar’s books.

     The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price;

               (3) the then current Conversion Price;

               (4) the name and address of each Paying Agent and Conversion Agent;

               (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

               (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities;

               (7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus accrued interest, if any upon presentation and surrender to a Paying Agent of the Securities; and

               (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

     SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, up to but not including the Redemption Date; provided, that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest (including Contingent Interest, if any) and Special Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the interest payment record date (each, a “Regular Record Date”).

     SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

     Prior to 11:00 a.m. New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of and accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     SECTION 3.6. SECURITIES REDEEMED IN PART.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.7. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest (including Contingent Interest, if any) and Special Interest, if any, accrued to, but not including, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued and unpaid interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, to but excluding the relevant Redemption Date, on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 11:00 a.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

     SECTION 3.8. REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS ON SPECIFIC DATES.

     (a) Optional Put.

               (1) Securities shall be repurchased by the Company, at the option of the Holder thereof, on August 1, 2010, August 1, 2013 and August 1, 2018, (each, a “Repurchase Date”), at a repurchase price equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, to, but not including, such Repurchase Date (the “Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(a)(3).

               (2) No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of notice to be completed by the Holder and returned to the Company in the event that the Holder elects such right to so repurchase (the “Repurchase Notice”) and shall briefly state, as applicable:

                         (i) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

                         (ii) the Repurchase Date;

                         (iii) the Repurchase Price;

                         (iv) whether the Repurchase Price will be paid in Cash or, if permitted hereunder, in shares of Common Stock, or a combination thereof and, in the case of a combination, the percentage of each;

                         (v) if the Company elects to pay the Repurchase Price in shares of Common Stock or a combination of Cash and shares of Common Stock, that the number of shares of Common Stock each Holder will receive will equal the portion of the Repurchase Price to be paid in shares of Common Stock divided by the Market Price of one share of Common Stock;

                         (vi) if the Company elects to pay the Repurchase Price in shares of Common Stock or a combination of Cash and shares of Common Stock, the method of calculating the Market Price of the shares of Common Stock;

                         (vii) that because the Market Price of one share of Common Stock will be determined prior to the Repurchase Date, Holders of the Securities will bear the market risk that the shares of Common Stock to be received will decline in value between the date such Market Price is determined and the Repurchase Date;

                         (viii) the name and address of the Paying Agent and the Conversion Agent;

                         (ix) the Conversion Rate and any adjustments thereto;

                         (x) that the Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 4 only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                         (xi) that the Securities must be surrendered to the Paying Agent to collect payment;

                         (xii) that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security;

                         (xiii) the procedures the Holder must follow to exercise its put right under this Section 3.8(a);

                         (xiv) the conversion rights, if any, of the Securities;

                         (xv) the procedures for withdrawing a Repurchase Notice;

                         (xvi) that, unless the Company defaults in making payment of such Repurchase Price, interest (including Contingent Interest, if any) and Special Interest, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

                         (xvii) the CUSIP number(s) of the Securities.

               At the Company’s request, the Trustee shall give the notice of repurchase right in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holder in accordance with this Section 3.8(a)(2); provided, further, that the text of the notice of repurchase right shall be prepared by the Company.

               (3) A Holder may exercise its right specified in Section 3.8(a)(1) upon delivery of a properly completed Repurchase Notice to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, stating:

                         (i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

                         (ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

                         (iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

                         (iv) in the event the Company elects, pursuant to Section 4.2(b), to pay the Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Repurchase Price shall ultimately be paid to such Holder entirely in Cash because any of the conditions to payment of the Repurchase Price in shares of Common Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the relevant Repurchase Date, as set forth in Section 4.2(b), whether such Holder elects to (A) withdraw such Repurchase Notice as to some or all of the Securities to which such Repurchase Notice relates (stating the principal amount and certificate numbers, if any or the appropriate Depositary procedures, if applicable, of the Securities as to which such withdrawal shall relate), or (B) receive Cash in respect of the entire Repurchase Price for all Securities (or portions thereof) to which such Repurchase Notice relates.

     The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.8(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

     If a Holder, in such Holder’s Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of 3.8(c), fails to indicate such Holder’s choice with respect to the election set forth in Section 3.8(a)(3)(iv), such Holder shall be deemed to have elected to receive Cash in respect of the entire Repurchase Price for all Securities subject to such Repurchase Notice in the circumstances set forth in such Section 3.8(a)(3)(iv).

     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.8(a), a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000.

     Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.8(a) shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.8(a)(3) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8(c).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     (b) The Company’s Right to Elect Manner of Payment of Repurchase Price.

               (1) If the Securities are to be repurchased on August 1, 2010, pursuant to Section 3.8(a)(1), the Repurchase Price must be paid in Cash. If the Securities to be repurchased on August 1, 2013 or August 1, 2018, pursuant to Section 3.8(a)(1), the Repurchase Price may be paid for at the election of the Company, in Cash or shares of Common Stock, or in any combination of Cash and shares of Common Stock, subject to the conditions set forth in Section 3.8(b)(2). The Company shall designate, in the notice of repurchase right delivered pursuant to Section 3.8(a)(2), whether the Company will repurchase the Securities for Cash or, if permitted hereunder, shares of Common Stock, or, if a combination thereof, the percentages of the Repurchase Price in respect of which it will pay in Cash or shares of Common Stock; provided, however, that the Company will pay Cash for fractional interests in a share of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section 3.8(a) shall receive the same percentage of Cash or, if permitted hereunder, shares of Common Stock in payment of the Repurchase Price for such Securities, (i) except as provided in this Section 3.8(b)(1) with regard to the payment of Cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of the Holder or Holders for shares of Common Stock because any necessary qualifications or registration of the shares of Common Stock under applicable securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of repurchase right to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price in whole or in part, in shares of Common Stock.

               (2) If the Company elects to pay all or a portion of the Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.8(a)(3) has been given in shares of Common Stock, the number of shares of Common Stock to be issued shall be equal to the portion of the Repurchase Price to be paid in shares of Common Stock divided by the Market Price of one share of Common Stock, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

     The Company will not issue any fraction of a share of Common Stock in payment of the Repurchase Price. Instead, the Company will make a Cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one share of Common Stock. If a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

     The Company’s right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                                        (i) the registration of such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;

                                        (ii) any qualification or registration of such shares of Common Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

                                        (iii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association; and

                                        (iv) the receipt by the Trustee of an Officers’ Certificate stating: (A) that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture; (B) that the shares of Common Stock to be issued in payment of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of Securities, will be validly issued, fully paid, nonassessable and free from preemptive rights; (C) that the conditions immediately above, the conditions in clauses (i)-(iii) above and the condition set forth in the second succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and (D) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the Trading Day immediately preceding the Repurchase Date; and

                                        (v) the receipt by the Trustee of an Opinion of Counsel stating that: (A) the shares of Common Stock to be issued in payment of the Repurchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of Securities, will be validly issued, fully paid and nonassessable and, to the best of such counsel’s knowledge, free from preemptive rights; and (B) the conditions in clauses (i) through (iii) above have been satisfied in all material respects.

     If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, and the Company has elected to repurchase the Securities pursuant to this Section 3.8(b) through the issuance of Common Stock, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in Cash.

     Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through a public medium as is customary for such a press release.

               (3) Covenants of the Company. All shares of Common Stock delivered upon repurchase of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

               (4) Taxes. If a Holder of a repurchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

     (c) Effect of Repurchase Notice.

     Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.8(a)(3), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipts of Cash and/or securities by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Security (provided the conditions in Section 3.8(a)(3) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(a)(3). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article IV on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:

          (a) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

          (b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (c) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

     (d) Deposit of Repurchase Price.

     Prior to 10:00 a.m., New York City time, on the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Business Day) and/or shares of Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Repurchase Date.

     If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Repurchase Date, Cash and/or shares of Common Stock, if permitted hereunder, sufficient to pay the Repurchase Price of any Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 3.8(c), then, immediately after such Repurchase Date, such Securities will cease to be outstanding and interest (including, Contingent Interest, if any) and Special Interest, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities).

     As soon as practicable on and after the Repurchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate (other than in the case of Holders of Securities in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices) for the number of full shares of Common Stock issuable in payment of the Repurchase Price and Cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Repurchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Repurchase Date.

     (e) Securities Repurchased in Part.

     Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

     (f) Covenant to Comply With Securities Laws Upon Repurchase of Securities.

     When complying with the provisions of Section 3.8(a) hereof (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

          (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

          (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

          (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.8 to be exercised in the time and in the manner specified therein.

     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.8, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.8.

     (g) Repayment to the Company.

     The Paying Agent shall return to the Company any Cash or shares of Common Stock that remains unclaimed for two years, together with interest or dividends, if any, thereon, held by it for the payment of the Repurchase Price; provided, however, to the extent that the aggregate amount of Cash or shares of Common `Stock deposited by the Company pursuant to Section 4.4 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

     SECTION 3.9. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON REPURCHASE EVENT.

     (a) Repurchase Event Put.

               (1) General. If a Repurchase Event occurs at any time prior to August 1, 2010, each Holder will have the right to require the Company to repurchase all of its Securities not previously called for redemption, or any portion of such Securities, at a purchase price equal to 100% of the principal amount of all such Securities, plus accrued and unpaid interest, including Contingent Interest, if any, on such Securities to, but not including, the Repurchase Event Repurchase Date (the “Repurchase Event Repurchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.9(b)(3). The date the Company shall repurchase the Securities pursuant to this Section 3.9(a) (the “Repurchase Event Repurchase Date”) must be within 30 days of the date of the mailing of the Repurchase Event Company Notice under Section 3.9(a)(2). No Holder shall have the right to require the Company to repurchase its Securities under this Section 3.9 if a Repurchase Event occurs on or after August 1, 2010.

     A “Repurchase Event” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

     A “Change of Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

                                        (i) any “Person” or “group,” (as such terms are defined below) within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all classes of the Company’s voting stock and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis;

                                        (ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “Person” or “group,” within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

                                        (iii) any consolidation or merger of the Company with or into another Person (or vice versa) except pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction “beneficially own” immediately after such transaction, directly or indirectly, shares of voting stock representing not less than a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving corporation in substantially the same proportion as such ownership prior to the transaction;

                                        (iv) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company; or

                                        (v) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

     A “Termination of Trading” shall be deemed to have occurred if, after the date hereof, the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     A Repurchase Event will not be deemed to have occurred if either:

                        (i) the last sale price of our Common Stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such trading day; or

                        (ii) in the case of a merger or consolidation, at least 95% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

               (2) Notice of Repurchase Event. No later than 30 days after the occurrence of a Repurchase Event that occurs prior to August 1, 2010, the Company shall mail a written notice of Repurchase Event (the “Repurchase Event Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of notice to be completed by the Holder in the event the Holder elects such right to repurchase pursuant to this Section 3.9 (the “Repurchase Event Repurchase Notice”) and shall briefly state, as applicable:

                                        (i) the events causing a Repurchase Event and the date of such Repurchase Event;

                                        (ii) that the Holder has a right to require the Company to repurchase the Holder’s Securities;

                                        (iii) the date by which the Repurchase Event Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Repurchase Event repurchase right;

                                        (iv) the Repurchase Event Repurchase Date;

                                        (v) the Repurchase Event Repurchase Price;

                                        (vi) whether the Repurchase Event Repurchase Price will be paid in Cash or shares of Applicable Stock, or a combination thereof and, in the case of a combination, the percentage of each;

                                        (vii) if the Company elects to pay the Repurchase Event Repurchase Price in shares of Applicable Stock or a combination of Cash and shares of Applicable Stock, that the number of shares of Applicable Stock each Holder will receive will equal the portion of the Repurchase Event Repurchase Price to be paid in shares of Applicable Stock divided by the Market Price of one share of Applicable Stock;

                                        (viii) if the Company elects to pay the Repurchase Event Repurchase Price in shares of Applicable Stock or a combination of Cash and shares of Applicable Stock, the method of calculating the Market Price of the shares of Applicable Stock;

                                        (ix) that because the Market Price of one share of Applicable Stock will be determined prior to the Repurchase Event Repurchase Date, Holders of the Securities will bear the market risk that the shares of Applicable Stock to be received will decline in value between the date such Market Price is determined and the Repurchase Event Repurchase Date;

                                        (x) the name and address of the Paying Agent and the Conversion Agent;

                                        (xi) the Conversion Rate applicable on the Repurchase Event Company Notice Date;

                                        (xii) that the Securities as to which a Repurchase Event Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 4 only if the Repurchase Event Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                                        (xiii) that the Securities must be surrendered to the Paying Agent to collect payment;

                                        (xiv) that the Repurchase Event Repurchase Price for any Security as to which a Repurchase Event Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Repurchase Date and the time of surrender of such Security;

                                        (xv) the procedures the Holder must follow to exercise its put right under this Section 3.9(a);

                                        (xvi) the conversion rights, if any, of the Securities;

                                        (xvii) the procedures for withdrawing a Repurchase Event Repurchase Notice;

                                        (xviii) that, unless the Company defaults in making payment of such Repurchase Event Repurchase Price, interest and Additional Amounts, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Event Repurchase Price; and

                                        (xix) the CUSIP number(s) of the Securities.

               At the Company’s request, the Trustee shall give the Repurchase Event Company Notice in the Company’s name and at the Company’s expense; provided, however, the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Repurchase Event Company Notice must be given to the Holders in accordance with this Section 3.9(a)(2); provided, further, that the text of the Repurchase Event Company Notice shall be prepared by the Company.

               (3) Repurchase Event Repurchase Notice. A Holder may exercise its right specified in Section 3.9(a)(1) upon delivery of a properly completed Repurchase Event Repurchase Notice to the Paying Agent at any time from the opening of business on the date of the Repurchase Event Company Notice until 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Event Repurchase Date, stating:

                                        (i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate depositary procedures if Certificated Securities have not been issued;

                                        (ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000;

                                        (iii) that such Security shall be repurchased on the Repurchase Event Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

                                        (iv) in the event the Company elects, pursuant to Section 3.9(b), to pay the Repurchase Event Repurchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Repurchase Event Repurchase Price shall ultimately be paid to such Holder entirely in Cash because any of the conditions to payment of the Repurchase Event Repurchase Price in shares of Applicable Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Event Repurchase Date, as set forth in Section 3.9(b)(2), whether such Holder elects to (A) withdraw such Repurchase Event Repurchase Notice as to some or all of the Securities to which such Repurchase Event Repurchase Notice relates (stating the principal amount and certificate numbers, if any, or the appropriate Depositary procedures, if applicable, of the Securities as to which such withdrawal shall relate), or (B) receive Cash in respect of the entire Repurchase Event Repurchase Price for all Securities (or portions thereof) to which such Repurchase Event Repurchase Notice relates.

     The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Event Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Event Repurchase Price therefor; provided, however, that such Repurchase Event Repurchase Price shall be so paid pursuant to this Section 3.9(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Event Repurchase Notice.

     If a Holder, in such Holder’s Repurchase Event Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.9(c), fails to indicate such Holder’s choice with respect to the election set forth in Section 3.9(a)(3)(iv), such Holder shall be deemed to have elected to receive Cash in respect of the entire Repurchase Event Repurchase Price for all Securities subject to such Repurchase Event Repurchase Notice in the circumstances set forth in such Section 3.9(a)(3)(iv).

     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.9(a), a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.9(a) shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Event Repurchase Date and the time of delivery of the Security.

     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Event Repurchase Notice contemplated by this Section 3.9(a)(3) shall have the right to withdraw such Repurchase Event Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Event Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9(c).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Event Repurchase Notice or written notice of withdrawal thereof.

     (b) The Company’s Right to Elect Manner of Payment of Repurchase Event Repurchase Price.

               (1) The Securities to be repurchased with respect to any Repurchase Event Repurchase Date pursuant to Section 3.9(a)(1) may be paid for at the election of the Company in Cash or shares of Applicable Stock, or in any combination of Cash and shares of Applicable Stock, subject to the conditions set forth in Section 3.9(b)(2). The Company shall designate, in the Repurchase Event Company Notice delivered pursuant to Section 3.9(a)(2), whether the Company will repurchase the Securities for Cash or shares of Applicable Stock, or, if a combination thereof, the percentages of the Repurchase Event Repurchase Price in respect of which it will pay in Cash or shares of Applicable Stock; provided, however, that the Company will pay Cash for fractional interests in shares of Applicable Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section 3.9(a) shall receive the same percentage of Cash or shares of Applicable Stock in payment of the Repurchase Event Repurchase Price for such Securities, except (i) as provided in this Section 3.9(b)(1) with regard to the payment of Cash in lieu of fractional shares of Applicable Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Applicable Stock because any necessary qualifications or registrations of the shares of Applicable Stock under applicable securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Repurchase Event Company Notice to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Event Repurchase Date, any condition to the payment of the Repurchase Event Repurchase Price in whole or in part, in shares of Applicable Stock.

               (2) If the Company elects to pay all or a portion of the Repurchase Event Repurchase Price of Securities in respect of which a Repurchase Event Repurchase Notice pursuant to Section 3.9(a)(3) has been given in Applicable Stock, the number of shares of Applicable Stock to be issued shall be equal to (i) the portion of the Repurchase Event Repurchase Price to be paid in Applicable Stock divided by (ii) the Market Price of one share of Applicable Stock, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

     The Company will not issue any fraction of a share of Applicable Stock in payment of the Repurchase Event Repurchase Price. Instead, the Company will make a Cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one share of Applicable Stock. If a Holder elects to have more than one Security purchased, the number of shares of Applicable Stock shall be based on the aggregate amount of Securities to be purchased.

     The Company’s right to exercise its election to repurchase Securities through the issuance of shares of Applicable Stock shall be conditioned upon:

                                        (i) the registration of such shares of Applicable Stock under the Securities Act and the Exchange Act, in each case, if required; and

                                        (ii) any qualification or registration of such shares of Applicable Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

                                        (iii) the receipt by the Trustee of an Officers’ Certificate stating (A): that the terms of the issuance of the shares of Applicable Stock are in conformity with this Indenture; (B) that the shares of Applicable Stock to be issued in payment of the Repurchase Event Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Event Repurchase Price in respect of Securities, will be validly issued, fully paid, nonassessable and free from preemptive rights; (C) that the conditions immediately above, the conditions in clauses (i)-(ii) above and the condition set forth in the second succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and (D) the number of shares of Applicable Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Applicable Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the Trading Day immediately preceding the Repurchase Event Repurchase Date; and

                                        (iv) the receipt by the Trustee of an Opinion of Counsel stating that: (A) the shares of Applicable Stock to be issued by the Company in payment of the Repurchase Event Repurchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Event Repurchase Price in respect of Securities, will be validly issued, fully paid and nonassessable and, to the best of such counsel’s knowledge, free from preemptive rights; and (B) the conditions in clauses (i) and (ii) above have been satisfied in all material respects.

     If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Event Repurchase Date, and the Company has elected to repurchase the Securities pursuant to this Section 3.9(b) through the issuance of shares of Applicable Stock, the Company shall pay the entire Repurchase Event Repurchase Price of the Securities of such Holder or Holders in Cash. Upon determination of the actual number of shares of Applicable Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through a public medium as is customary for such a press release.

               (3) Covenants of the Company. All shares of Applicable Stock delivered upon repurchase of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

               (4) Taxes. If a Holder of a repurchased Security is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Applicable Stock are to be issued in a name other than the Holder’s name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

     (c) Effect of Repurchase Event Repurchase Notice.

     Upon receipt by the Paying Agent of the Repurchase Event Repurchase Notice specified in Section 3.9(a)(3), the Holder of the Security in respect of which such Repurchase Event Repurchase Notice was given shall (unless such Repurchase Event Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Event Repurchase Price with respect to such Security. Such Repurchase Event Repurchase Price shall be paid to such Holder, subject to receipts of Cash and/or securities by the Paying Agent, promptly following the later of (a) the Repurchase Event Repurchase Date with respect to such Security (provided the conditions in Section 3.9(a)(3) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.9(a)(3). Securities in respect of which a Repurchase Event Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Repurchase Event Repurchase Notice unless such Repurchase Event Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Repurchase Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Event Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Event Repurchase Date, specifying:

          (a) the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

          (b) the certificate number, if any, or the appropriate Depository procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted; and

          (c) the principal amount, if any, of such Security which remains subject to the original Repurchase Event Repurchase Notice and which has been or will be delivered for repurchase by the Company.

     (d) Deposit of Repurchase Event Repurchase Price.

     Prior to 10:00 a.m., New York City time, on the applicable Repurchase Event Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Business Day) and/or Applicable Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Event Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Repurchase Event Repurchase Date.

     If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Repurchase Event Repurchase Date, Cash and/or Applicable Stock, if permitted hereunder, sufficient to pay the Repurchase Event Repurchase Price of any Securities for which a Repurchase Event Repurchase Notice has been tendered and not withdrawn pursuant to Section 3.9(c), then, immediately after such Repurchase Event Repurchase Date, such Securities will cease to be outstanding and interest and Special Interest, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Event Repurchase Price upon delivery of such Securities).

     As soon as practicable on and after the Repurchase Event Repurchase Date, the Company shall deliver to each Holder entitled to receive shares of Applicable Stock through the Paying Agent, a certificate (other than in the case of Holders of Securities in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary practices) for the number of full shares of Applicable Stock issuable in payment of the Repurchase Event Repurchase Price and Cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Applicable Stock is registered shall be treated as a holder of record of Applicable Stock on the Repurchase Event Repurchase Date. No payment or adjustment will be made for dividends on the shares of Applicable Stock the record date for which occurred on or prior to the Repurchase Event Repurchase Date.

     (e) Securities Repurchased in Part.

     Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

     (f) Covenant to Comply With Securities Laws Upon Repurchase of Securities.

     When complying with the provisions of Section 3.9(a) hereof (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

          (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

          (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

          (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 3.9 to be exercised in the time and in the manner specified therein.

     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.9.

     (g) Repayment to the Company.

     The Paying Agent shall return to the Company any cash or shares of Applicable Stock that remain unclaimed for two years, together with interest or dividends, if any, thereon, held by it for the payment of the Repurchase Event Repurchase Price; provided, however, to the extent that the aggregate amount of Cash or shares of Applicable Stock deposited by the Company pursuant to Section 3.9(d) exceeds the aggregate Repurchase Event Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Event Repurchase Date then, promptly after the Repurchase Event Repurchase Date, the Paying Agent shall return any such excess to the Company.

     SECTION 3.10. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

     In connection with any offer to purchase or purchase of Securities under Section 3.9, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.9 to be exercised in the time and in the manner specified therein.

     SECTION 3.11. REPAYMENT TO THE COMPANY.

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.9(g) exceeds the aggregate Change in Control Purchase Price, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE 4
CONVERSION

     SECTION 4.1. CONVERSION PRIVILEGE.

     (a) Subject to and upon compliance with the provisions of this Article 4, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into shares of Common Stock at the Conversion Price in effect on the date of conversion only as follows:

                                        (i) during any fiscal quarter (beginning with the quarter ending December 31, 2003) if the Sale Price of the Common Stock for at least 20 consecutive Trading Days in the Measurement Period of the immediately preceding fiscal quarter exceeds 120% of the Conversion Price in effect on the last Trading Day of such Measurement Period (in the event that the Conversion Price on such last Trading Day of such Measurement Period is not the same as the Conversion Price in effect for each of the Trading Days in such Measurement Period, the Conversion Agent shall make such adjustments as it, in its discretion, deems appropriate in determining whether the foregoing condition has been met);

                                        (ii) during any five consecutive Trading Day period immediately following any five consecutive Trading Day period (the “Note Measurement Period”) in which the average Market Price per $1,000 principal amount of Securities during such Note Measurement Period was less than 97% of the average Conversion Value during such Note Measurement Period; or

                                        (iii) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to Article 3 hereof.

     The Conversion Agent shall, on behalf of the Company, determine at the end of each applicable period whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) or (ii) above and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to Section 4.1, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing of the event triggering such convertibility in the manner provided in Section 4.2, and the Company shall also publicly announce such information and publish it on the Company’s website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     (b) In addition, in the event that:

                                        (i)

                                      (A) the Company distributes to all holders of Common Stock rights or warrants entitling them to purchase Common Stock at less than the Sale Price of the Common Stock on the Business Day of such distribution, other than pursuant to any Company shareholder’s rights plan; or

                                      (B) the Company distributes to all holders of Common Stock cash or other assets, debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors of the Company exceeding 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the declaration for such distribution;

then, in each case, the Company must notify, in writing, Holders of Securities of the occurrence of such an event at least 20 days prior to the ex-Dividend Date for any such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the ex-Dividend Date or the date of announcement by the Company that the distribution will not take place. No adjustment shall be made to the ability of a Holder of Securities to convert if such Holder may participate in the distribution without conversion.

                                        (ii) the Company becomes party to a consolidation, merger or binding share exchange pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, a Holder may surrender the Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. If the Company becomes party to a consolidation, merger or binding share exchange pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, then at the effective time of the transaction, the right to convert the Securities into Common Stock shall be changed into a right to convert such Securities into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted such Securities immediately prior to the transaction. If the transaction occurs prior to August 1, 2010 and also constitutes a Repurchase Event, the Holder shall have the rights set forth in Section 3.9 above.

     SECTION 4.2. CONVERSION PROCEDURE; CONVERSION RATE; FRACTIONAL SHARES.

     (a) Subject to Section 4.2(e), each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. Subject to Section 4.2(e), the Security will be converted into shares of Common Stock at the Conversion Rate therefor.

     No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest or accrued and unpaid Contingent Interest, if any, on a converted Security, except as described in Section 4.9 hereof.

     The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 4.3(g) hereof, make a Cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the date of conversion.

     Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice or Repurchase Event Purchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Sections 3.8(c) or 3.9(c) hereof, as the case may be, prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date or Repurchase Event Repurchase Date, as the case may be.

     (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock or be entitled to the payment of any consideration upon a Principal Value Conversion as described in Section 4.2(e), such Holder shall, in the case of Securities issued in global form, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the “Conversion Notice”) that such Holder elects to convert the same and shall state in writing therein the principal amount of Security to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

     Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 4.9, and all taxes or duties, if any, as provided in Section 4.8.

     If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Security (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder’s nominee or nominees, certificates (other than in the case of Holders of Securities in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary practices) for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with Cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register; provided, that in the case of issuances of Common Stock described in Section 4.2(e), such issuances shall be made in accordance with the provisions of such section.

     If shares of Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

     (c) A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. Upon conversion, all obligations under the Securities so converted will be deemed satisfied, including with respect to any accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any.

     (d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon the written order of the Company, authenticate and deliver to the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 4.8 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

     (e) Notwithstanding the foregoing, if on the conversion date of the Holder’s conversion of a Security pursuant to Section 4.1(a)(ii) (such date, the “97% Conversion Date”) the Sale Price of the Common Stock is greater than the Conversion Price but no more than 120% of the Conversion Price, the Holder converting a Security pursuant to Section 4.1(a)(ii) shall receive, in lieu of a number of shares of Common Stock based on the Conversion Price, Cash or Common Stock or a combination of Cash and Common Stock, at the Company’s sole option, with a value equal to the principal amount of the Security so surrendered for conversion (such conversion, a “Principal Value Conversion”). Any Common Stock to be delivered to the Holder by the Company upon a Principal Value Conversion shall be valued at the Sale Price of the Common Stock on the 97% Conversion Date. The Company shall notify the Trustee and any surrendering Holder of Securities whose conversion is a Principal Value Conversion of such Principal Value Conversion by the second Trading Day following the 97% Conversion Date and in such notice, state whether the Company shall pay to such Holder all or a portion of the principal amount of such Securities in Cash, Common Stock or a combination of Cash and Common Stock and, if a combination, the percentages of the principal amount in respect of which it will pay in Cash or Common Stock. Subject to the satisfaction of all requirements for conversion under Section 4.2, the Company shall use reasonable efforts to (A) pay any portion of the principal amount of Securities elected to be paid in Cash by the Company in a Principal Value Conversion of the third Trading Day following the 97% Conversion Date and (B) deliver any portion of the principal amount of Securities elected to be paid by the Company in Common Stock in a Principal Value Conversion on the fourth Trading Day following the 97% Conversion Date.

     SECTION 4.3. ADJUSTMENT OF CONVERSION RATE FOR COMMON STOCK.

     The Conversion Rate shall be adjusted from time to time as follows:

     (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

               (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution; and

               (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination.

     Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination.

     If any dividend or distribution of the type described in this Section 4.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     (b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants for a period expiring within 60 days after the date of announcement of such issuance (other than any rights or warrants referred to in Section 4.3(d)), to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) less than the Sale Price of the Common Stock on the Trading Day immediately preceding the date of the announcement of such issuance (treating the conversion, exchange or exercise price per share of the securities convertible into or exchangeable or exercisable for Common Stock as equal to the quotient of (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

               (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

               (2) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible securities so offered) would purchase at the Sale Price of the Common Stock on the Business Day immediately preceding the date of the announcement of such issuance (determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Sale Price).

     Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

     To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors of the Company.

     (d) (1) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 4.3(a) applies), evidences of its Indebtedness or other non-Cash assets, including securities, but excluding (x) any rights or warrants referred to in Section 4.3(c), (y) dividends or distributions of stock referred to in Section 4.3(a), and (z) dividends and distributions paid exclusively in Cash (such capital stock, evidence of its indebtedness, other non-Cash assets or securities being distributed hereinafter in this Section 4.3(d) called the “distributed assets”), then, in each such case, subject to the other provisions of this Section 4.3(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                                        (i) the numerator of which shall be the Current Market Price of the Common Stock; and

                                        (ii) the denominator of which shall be such Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) (determined as provided in Section 4.3(f)).

     Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

               (2) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 4.3(f) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

               (3) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities, and the Current Market Price shall mean the Sales Price for the Common Stock on the same Trading Day.

               (4) Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 4.3(d) (and no adjustment to the Conversion Rate under this Section 4.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). Pursuant to rights issued under any Company shareholder rights plan, if holders of the Securities exercising the right of conversion after the date the rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Common Stock received upon conversion, the Conversion Rate will be adjusted as though the rights were being distributed to holders of Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

     In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 4.3(d):

                                        (i) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                                        (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

               (5) For purposes of this Section 4.3(d) and Sections 4.3(a), 4.3(b) and 4.3(c), any dividend or distribution to which this Section 4.3(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision or combination of shares of Common Stock to which Section 4.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to which Section 4.3(c) applies (or any combination thereof), shall be deemed instead to be:

                                        (i) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock to which Sections 4.3(a), 4.3(b) and 4.3(c) apply, respectively (and any Conversion Rate increase required by this Section 4.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                                        (ii) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock (and any further Conversion Rate increase required by Sections 4.3(a), 4.3(b) and 4.3(c) with respect to such dividend or distribution shall then be made), except:

                                                       1) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 4.3(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 4.3(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 4.3(c); and

                                                       2) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 4.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

     (e) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, Cash (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.4 applies, Cash distributed as part of a distribution referred to in Section 4.3(d), or any Cash that is distributed pursuant to a tender offer , to which Section 4.3(f) applies), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of such Record Date for the determination of holders of Common Stock entitled to such distribution by a fraction:

                                        (i) the numerator of which shall be equal to the Current Market Price per share of Common Stock (as determined pursuant to Section 4.3(h) on the Record Date; and

                                        (ii) the denominator of which shall be equal to (a) the Current Market Price per share of Common Stock on such date, less (b) an amount equal to the lesser of (i) the amount of the distribution per share of Common Stock and (ii) the Current Market Price per share of Common Stock; provided, however that if such denominator shall be zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01).

Notwithstanding the foregoing, if the Conversion Rate as adjusted pursuant to this Section 4.3(e) would cause the Conversion Price to be less than one cent ($0.01), then the Conversion Price shall be one cent ($0.01).

     (f) In case the Company or any of its subsidiaries shall, at any time or from time to time, while any of the Securities are outstanding, distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.4 applies or as part of a distribution referred to in Sections 4.3(d) or 4.3(e)), where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the

“Purchased Shares”) exceeds the Sale Price of the Common Stock on the trading day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of such Expiration Date by a fraction:

               (1) the numerator of which is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Sale Price of Common Stock on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (ii) the Purchased Shares; and

               (2) the denominator of which shall be equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) the Sale Price of Common Stock on the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 4.3(f) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 4.3(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.3(f).

     (g) In case any Person other than the Company or any of its subsidiaries (the “Offeror”) shall, at any time or from time to time, while any of the Securities are outstanding, distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock, and where:

(i) as of the closing date of such offer, the Board of Directors is not recommending rejection of such offer;

(ii) according to the terms of such offer, following the completion of such offer the Offeror would hold at least 10% of the Common Stock outstanding as of the Expiration Date; and

(iii) the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Sale Price of the Common Stock on the trading day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date),

then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of such Expiration Date by a fraction:

               (1) the numerator of which is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Sale Price of Common Stock on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (ii) the Purchased Shares; and

               (2) the denominator of which shall be equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) the Sale Price of Common Stock on the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 4.3(g) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Offeror is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but such Offeror is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 4.3(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.3(g).

     (h) For purposes of this Article 4, the following terms shall have the meanings indicated:

     “Current Market Price” on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.3(a), (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, “Current Market Price” shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such event on the Closing Price of the Common Stock during such period.

     For purposes of this paragraph, the term “ex” date, when used:

               (i) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

               (ii) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

               (iii) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the expiration of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

     “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any Cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (i) The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by Sections 4.3(a), (b), (c), (d), (e), (f) and (g), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

     (j) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if such period is at least 20 days, the Board of Directors determines that the increase in the Conversion Rate is in the best interest of the Company, and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

     (k) In any case in which this Section 4.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 4.5) issuing to the Holder of any Securities converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (l) All calculations under this Section 4.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 4.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate.

Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate. Any adjustments under this Section 4.3 shall be made successively whenever an event requiring such an adjustment occurs.

     (m) In the event that at any time, as a result of an adjustment made pursuant to this Section 4.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (j) of this Section 4.3, and the provision of Sections 4.1, 4.2 and 4.4 through 4.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors as to any such adjustment shall be conclusive.

     (n) No adjustment shall be made pursuant to this Section 4.3 if the Holders of the Securities may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 4.3.

     SECTION 4.4. CONSOLIDATION OR MERGER OF THE COMPANY.

     If any of the following events occurs, namely:

     (a) any reclassification or change of the outstanding Common Stock into another class of Capital Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

     (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock; or

     (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock;

the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Holder’s right to convert a Security into Common Stock shall be changed to a right to convert a Security into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 4.4, the kind and amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 4.4 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

     If this Section 4.4 applies to any event or occurrence, Section 4.3 shall not apply.

     SECTION 4.5. NOTICE OF ADJUSTMENT.

     Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

     (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

     (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 4.2 hereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     SECTION 4.6. NOTICE IN CERTAIN EVENTS.

     In case:

     (a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

     (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (c) of any action triggering an adjustment of the Conversion Rate referred to in clauses (y) or (z) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 4.2 hereof, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

          (y) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants or other securities triggering an adjustment to the Conversion Rate pursuant to this Article 4, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants or other securities are to be determined, or

          (z) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up described under clauses (a), (b) and (c) of Section 4.4 that changes a Holder’s right to convert into Common Stock to a right to convert into another kind and amount of securities or other property or assets is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

     Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 4.6.

     SECTION 4.7. COMPANY TO RESERVE STOCK: REGISTRATION; LISTING.

     (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 4.8, taxes with respect to the issue thereof.

     (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the NASDAQ National Market System, the Company will use its commercially reasonable efforts, if permitted by the rules of NASDAQ, to have and keep approved for quoting on the NASDAQ National Market System (subject to notice of official issuance) all Common Stock issuable upon conversion of the Securities, and the Company will use its commercially reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

     SECTION 4.8. TAXES ON CONVERSION.

     The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

     The Company agrees, and each Holder is deemed to agree, that delivery to such Holder of the full number of shares of Common Stock into which each Security is convertible, together with any Cash payment of such Holder’s fractional shares or otherwise in accordance with Section 4.13, will be treated as a contingent payment (in an amount equal to the sum of the then Fair Market Value of such Common Stock and such Cash payment, if any) on the Securities for purposes of the Contingent Payment Debt Regulations governing contingent payment debt obligations.

     Nothing contained herein shall preclude any income tax withholding required by law or regulation upon conversion of the Securities, and at the Company’s request, Holders shall be responsible for satisfying any such withholding.

     SECTION 4.9. CONVERSION AFTER RECORD DATE.

     Except as provided in this Section 4.9, a converting Holder of Securities shall not be entitled to receive any accrued and unpaid interest (including Contingent Interest, if any) on any such Securities being converted. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or payable upon conversion in accordance with this Article 4, any accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, on such Securities will be deemed to have been paid in full. If any Securities are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Securities at the close of business on such Record Date shall receive the interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, or other funds of an amount equal to the interest payable on such Interest Payment Date (excluding any overdue interest, if applicable) on the Securities being surrendered for conversion; provided, however, if the Company elects to redeem Securities on a date that is after the Regular Record Date but prior to the corresponding Interest Payment Date, and such Holder elects to convert those Securities, the Holder will not be required to pay the Company, at the time that Holder surrenders those Securities for conversion, the amount of interest such Holder will have received on the Interest Payment Date.

     Except as provided in this Section 4.9, no adjustments in respect of payments of interest, including Contingent Interest, if any, and Special Interest, if any, on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

     SECTION 4.10. COMPANY DETERMINATION FINAL.

     Any determination that the Company or the Board of Directors must make pursuant to this Article 4 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

     SECTION 4.11. RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

     The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. Unless and until a Trust Officer of the Trustee receives a certificate delivered pursuant to Section 4.5 setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that no such adjustment has been made and that the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article 4. Each Conversion Agent other than the Company shall have the same protection under this Section 4.11 as the Trustee.

     The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

     SECTION 4.12. UNCONDITIONAL RIGHT OF HOLDERS TO CONVERT.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 4 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

ARTICLE 5
[RESERVED]

ARTICLE 6
COVENANTS

     SECTION 6.1. PAYMENT OF SECURITIES.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Special Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

     Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee, as agent of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

     SECTION 6.2. SEC REPORTS.

     The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and shall make such reports and other information and documents available on its website to the extent required by law.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     SECTION 6.3. COMPLIANCE CERTIFICATES.

     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     SECTION 6.4. FURTHER INSTRUMENTS AND ACTS.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 6.5. MAINTENANCE OF CORPORATE EXISTENCE.

     Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     SECTION 6.6. RULE 144A INFORMATION REQUIREMENT.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 6.7. STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Special Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.8. PAYMENT OF SPECIAL INTEREST.

     If Special Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable (ii) the reason why such Special Interest is payable and (iii) the date on which such Special Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

     SECTION 6.9. PAYMENT OF CONTINGENT INTEREST.

     If Contingent Interest is payable pursuant to the terms of the paragraph 1 of the Security, the Company shall furnish to the Trustee a certificate to that effect stating (i) the amount of such Contingent Interest per $1,000 principal amount of the Notes that is payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such interest is payable and pay the Contingent Interest, required by that paragraph. Unless and until a Trust Officer receives the notice required by such paragraph, the Trustee may assume without inquiry that no Contingent Interest is payable.

ARTICLE 7
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 7.1. COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

     (a) either (i) the Company is the surviving entity or (ii) the successor or transferee (the “successor corporation”) is a corporation organized and existing under the laws of the United States, any State thereof, or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligation of the Company under the Securities and the Indenture;

     (b) immediately after giving effect to such transaction, no Default shall exist; and

     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     SECTION 7.2. SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8
DEFAULT AND REMEDIES

     SECTION 8.1. EVENTS OF DEFAULT.

     An “Event of Default” shall occur if:

               (1) the Company defaults in the payment of the principal amount (or premium, if any), with respect to the Securities, when the same become due and payable;

               (2) the Company defaults in the payment of any accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, in each case, when due and payable, and continuance of such default for a period of 30 days;

               (3) the Company fails to satisfy its conversion obligation with respect to any portion of the principal amount of any Security following the exercise by the Holder of the right to convert such Security into shares of Common Stock (or Cash or a combination of shares of Common Stock and Cash, if the Company so elects) pursuant to and in accordance with Article 4;

               (4) the Company defaults in its obligation to pay the Repurchase Price or the Repurchase Event Repurchase Price, as applicable, with respect to any Security, or any portion thereof, upon the exercise by the Holder of such Holder’s right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.8 or 3.9, as applicable;

               (5) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clauses (1) through (4) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (defined below);

               (6) the Company fails or any Significant Subsidiary fails to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $35.0 million in the aggregate for all such indebtedness and such amount has not been paid or discharged within 30 days after receipt by the Company of a Notice of Default;

               (7) a default by the Company or any Significant Subsidiary that results in the acceleration of maturity of any indebtedness of the Company or any significant subsidiary, at any one time, in an amount in excess of $35.0 million unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

               (8) the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

                         (A) commences a voluntary case or proceeding;

                         (B) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                         (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                         (D) makes a general assignment for the benefit of its creditors;

                         (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                         (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

               (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (A) is for relief against the Company or any Significant Subsidiary, in an involuntary case or proceeding;

                         (B) appoints a Custodian of the Company or any Significant Subsidiary, or for any substantial part of its property; or

                         (C) orders the winding up or liquidation of the Company or any Significant Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 8.1 is cured, it ceases.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

     SECTION 8.2. ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) or (9) of Section 8.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 8.3. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 8.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

     Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security, or the payment of the Redemption Price, the Repurchase Price or Repurchase Event Repurchase Price or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

     SECTION 8.5. CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 8.6. LIMITATIONS ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     SECTION 8.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 8.8. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 8.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 8.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

     First, to the Trustee for amounts due under Section 9.7;

     Second, to Holders for amounts due and unpaid on the Securities for principal and interest (including Special Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including Special Interest, if any), respectively; and

     Third, the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

     SECTION 8.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 9
TRUSTEE

     SECTION 9.1. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 9.2. RIGHTS OF TRUSTEE.

     Subject to Section 9.1:

     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

     (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

     SECTION 9.4. TRUSTEE’S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     SECTION 9.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

     If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security.

     SECTION 9.6. REPORTS BY TRUSTEE TO HOLDERS.

     If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

     SECTION 9.7. COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

     To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     SECTION 9.8. REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 9.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

     SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

     SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10
SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 10.1. SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1) either

                         (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                         (B) all such Securities not theretofore delivered to the Trustee for cancellation

                                        (i) have become due and payable, or

                                        (ii) will become due and payable at the Final Maturity Date within one year, or

                                        (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Special Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.8, 3.9, 3.10, 3.11 and 12.5, Article 4, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

     SECTION 10.2. APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

     SECTION 10.3. REPAYMENT TO COMPANY.

     The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     SECTION 10.4. REINSTATEMENT.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 11
AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 11.1. WITHOUT CONSENT OF HOLDERS.

     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

     (a) add to the covenants of the Company for the benefit of the Holders of Securities;

     (b) surrender any right or power herein conferred upon the Company by the Indenture;

     (c) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article 7;

     (d) increase the Conversion Rate or reduce the Conversion Price; provided, however, that such increase in the Conversion Rate or reduction in the Conversion Price, as the case may be, is in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of Securities in any material respect;

     (e) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) provide for a successor Trustee with respect to the Securities;

     (g) add any additional Events of Default with respect to all or any of the Securities;

     (h) secure the Securities;

     (i) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided, that such change or modification does not adversely affect the interests of the Holders of the Securities in any material respect;

     (j) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action does not adversely affect the interests of the Holders of Securities in any material respect;

     (k) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action does not adversely affect the interests of the Holders of Securities in any material respect; and

     (l) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not adversely affect the interests of the Holders of Securities in any material respect.

     SECTION 11.2. WITH CONSENT OF HOLDERS.

     The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

     (a) change the stated maturity of the principal of, any premium due on or interest on (including Contingent Interest) or Special Interest on, any Security;

     (b) reduce the principal amount of, Redemption Price, Repurchase Price, Repurchase Event Purchase Price or any premium or interest on (including Contingent Interest) or Special Interest on, any Security;

     (c) alter the manner of calculation or rate of accrual of interest (including Contingent Interest), Special Interest, Redemption Price, Repurchase Price, Repurchase Event Repurchase Price on any Security or extend the time or payment of any such amount;

     (d) change the place or currency of payment of principal of, or any premium or interest on (including Contingent Interest), any Security;

     (e) impair the right of any Holder to institute suit for the enforcement of any repurchase of, payment on or with respect to, or conversion of, any Security on or after the stated maturity of the Securities, in the case of redemption, on or after the Redemption Date, or in the case of repayment at the option of the Holder, on or after the Repurchase Date or Repurchase Event Repurchase Date;

     (f) modify the optional redemption provisions of Article 3 in a manner materially adverse to the Holders of Securities;

     (g) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

     (h) adversely affect the right of Holders to require the Company to repurchase the Security as provided in Sections 3.8 and 3.9 of this Indenture;

     (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

     (j) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

     (k) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

     It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     To the extent that the Company or any of the Subsidiaries hold any Securities, such Securities shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Securityholders.

     SECTION 11.3. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     SECTION 11.4. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (k) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

     SECTION 11.5. NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     SECTION 11.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

     SECTION 11.7. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12
TAX TREATMENT

     SECTION 12.1. TAX TREATMENT

     (a) The parties hereto hereby agree, and each Holder and any beneficial holder of a Security by its purchase of a Security hereby agrees (in the absence of administrative pronouncement or judicial ruling to the contrary):

               (1) to treat the Securities as indebtedness of the Company for all United States federal income tax purposes;

               (2) to treat the Securities as debt instruments that are subject to Treasury Regulation section 1.1275-4(b); and

               (3) to treat the delivery of Common Stock or Cash (including Cash delivered in lieu of a fractional share) to a Holder of a Security upon conversion of such Security, or upon a purchase of such Security by the Company at the option of the Holder of a Security where the Company makes a payment in Cash (including Cash paid in lieu of a fractional share) or elects to pay in Common Stock or Applicable Stock, as applicable, as a contingent payment (in an amount equal to the sum of the Fair Market Value of such Common Stock and any Cash received) under Treasury Regulation section 1.1275-4(b).

     SECTION 12.2. COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

     (a) Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Securities:

               (1) for United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b) using a comparable yield of 6.5%, compounded semiannually, and the projected payment schedule attached as Annex 1 to Indenture;

               (2) the Company shall file with the Trustee promptly at the end of each calendar year (A) a written notice specifying the amount of original issue discount for United States federal income tax purposes accrued on outstanding Securities as of the end of such year and (B) such other specific information relating to such original issue discount that the Company determines to be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and

               (3) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Security, by its purchase of a Security shall be deemed to acknowledge and agree, that (A) the comparable yield and the projected payment schedule are determined on the basis of an assumption of linear growth of stock price and a constant growth in dividend yield, (B) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b)(4) to the Security, (C) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities, and (D) the Company’s application of Treasury Regulation section 1.1275-4(b) shall be binding on each Holder and any beneficial holder of a Security, including the Company’s determination of the comparable yield and the projected payment schedule attached as Annex 1 to this Indenture.

ARTICLE 13
MISCELLANEOUS

     SECTION 13.1. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

     SECTION 13.2. NOTICES.

     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:
Invitrogen Corporation
1600 Faraday Avenue
Carlsbad, CA 92008
Attention: Chief Financial Officer
Facsimile No.: (760) 602-6505

with a copy to:
Invitrogen Corporation
1600 Faraday Avenue
Carlsbad, CA 92008
Attention: General Counsel
Facsimile No.: (760) 476-6326

if to the Trustee, to:
U.S. Bank National Association
550 South Hope Street, 5th Floor
Los Angeles, CA 90071

Attn: Corporate Trust Services
(Invitrogen Corporation — 2% Convertible
Senior Notes due 2023)
Facsimile No.: (213) 533-8729

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     SECTION 13.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

     SECTION 13.5. RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

     The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     SECTION 13.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     SECTION 13.7. LEGAL HOLIDAYS.

     A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.8. GOVERNING LAW.

     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     SECTION 13.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.10. NO RECOURSE AGAINST OTHERS.

     All liability described in paragraph 19 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

     SECTION 13.11. SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 13.12. MULTIPLE COUNTERPARTS.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     SECTION 13.13. SEPARABILITY.

     In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.14. TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Invitrogen Corporation

By:

Name:	JOHN A. COTTINGHAM
Title:	VP. GEN’L COUNSEL & SECY

U.S. Bank National Association, as Trustee

By:

Name:	PAULA OSWALD
Title:	VICE PRESIDENT

ANNEX 1

Projected Payment Schedule

Invitrogen Corporation
2% Convertible Senior Notes Due 2023
EIN: 33-0373077
Projected Payment Schedule

		Contingent	Total
	Coupon	Interest	Projected
Date	Payments	Payment	Payments

8/1/2003			($1,000.00)
2/1/2004	10.00	$0.00	$10.00
8/1/2004	10.00	$0.00	$10.00
2/1/2005	10.00	$0.00	$10.00
8/1/2005	10.00	$0.00	$10.00
2/1/2006	10.00	$0.00	$10.00
8/1/2006	10.00	$0.00	$10.00
2/1/2007	10.00	$0.00	$10.00
8/1/2007	10.00	$0.00	$10.00
2/1/2008	10.00	$0.00	$10.00
8/1/2008	10.00	$0.00	$10.00
2/1/2009	10.00	$0.00	$10.00
8/1/2009	10.00	$0.00	$10.00
2/1/2010	10.00	$0.00	$10.00
8/1/2010	10.00	$0.00	$10.00
2/1/2011	10.00	$0.00	$10.00
8/1/2011	10.00	$2.12	$12.12
2/1/2012	10.00	$2.19	$12.19
8/1/2012	10.00	$2.26	$12.26
2/1/2013	10.00	$2.34	$12.34
8/1/2013	10.00	$2.41	$12.41
2/1/2014	10.00	$2.49	$12.49
8/1/2014	10.00	$2.57	$12.57
2/1/2015	10.00	$2.65	$12.65
8/1/2015	10.00	$2.74	$12.74
2/1/2016	10.00	$2.83	$12.83
8/1/2016	10.00	$2.92	$12.92
2/1/2017	10.00	$3.01	$13.01
8/1/2017	10.00	$3.11	$13.11
2/1/2018	10.00	$3.21	$13.21
8/1/2018	10.00	$3.31	$13.31
2/1/2019	10.00	$3.42	$13.42
8/1/2019	10.00	$3.53	$13.53
2/1/2020	10.00	$3.64	$13.64
8/1/2020	10.00	$3.76	$13.76
2/1/2021	10.00	$3.88	$13.88
8/1/2021	10.00	$4.01	$14.01
2/1/2022	10.00	$4.13	$14.13
8/1/2022	10.00	$4.27	$14.27
2/1/2023	10.00	$4.41	$14.41
8/1/2023	10.00	$4.55	$2,696.47
		Yield	6.50%

Indenture

EXHIBIT A
[FORM OF FACE OF SECURITY]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

[1] These paragraphs should be included only if the Security is a Global Security.

[2] These paragraphs to be included only if the Security is a Transfer Restricted Security.

     SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]2

     [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]2

[2] These paragraphs to be included only if the Security is a Transfer Restricted Security.

INVITROGEN CORPORATION

     CUSIP No.: 46185R AE 0

2% CONVERTIBLE SENIOR NOTES DUE 2023

               Invitrogen Corporation, a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Twenty-Five Million Dollars ($325,000,000.00) on August 1, 2023, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates:	August 1 and February 1, commencing February 1, 2004

Record Dates:	July 15 and January 15

               This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INVITROGEN CORPORATION

By:

Name:
Title:

Attest:

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Indenture

U.S. Bank National Association, as Trustee

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

INVITROGEN CORPORATION
2% CONVERTIBLE SENIOR NOTES DUE 2023

1.	INTEREST

          Invitrogen Corporation, a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 2 % per annum. The Company shall pay interest semiannually on August 1 and February 1 of each year (each, an “Interest Payment Date”), commencing on February 1, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          In addition, the Company shall pay contingent interest (“Contingent Interest”) to the Holders during any six-month period (a “Contingent Interest Period”) from August 1 to January 31 and from February 1 to July 31, commencing with the six-month period beginning August 1, 2010, if the average Market Price of a Note for the five Trading Day period ending on the third Trading Day immediately preceding the relevant Contingent Interest Period equals $1,200 (120% of the principal amount of a Note) or more.

          Upon a determination by the Company that Holders will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver an Officer’s Certificate to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Notes and shall issue a press release through a public medium as is customary for such a press release.

          The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period shall equal 0.35% of the average Market Price of such Note for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period. Contingent Interest, if any, will accrue and be payable to Holders in the same manner as regular Cash interest. Regular Cash interest will continue to accrue at the rate of 2% per year on the principal amount of the Notes whether or not Contingent Interest is paid.

          If this Note is redeemed pursuant to Section 6 of this Note or the Holder elects to require the Company to repurchase this Note pursuant to Section 8 of this Note, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest, if any) and Special Interest, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, Repurchase Date or Repurchase Event Repurchase Date will be paid to the same Holder to whom the Company pays the principal of such Note regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding the applicable Redemption Date, Repurchase Date or Repurchase Event Repurchase Date.

          Interest (including Contingent Interest, if any) and Special Interest, if any, on Notes converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Notes on the July 15 or January 15 (whether or not a Business

Day), as the case may be, next preceding the corresponding Interest Payment Date (a “Regular Record Date”) but, upon conversion, the Holder must pay the Company the interest (including Contingent Interest, if any) and Special Interest, if any, which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Notes which will be converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption by the Company.

          Any reference herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable on such date as provided in Section 2 hereof.

2.	REGISTRATION RIGHTS AGREEMENT

          The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of August 1, 2003, among the Company and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the Holders of the Notes, that (i) it will, at its cost, within 90 days after the closing of the sale of the Notes (the “Closing”), file a shelf registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to resales of the Notes and the Common Stock issuable upon conversion thereof, (ii) it will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective within 180 days after the Closing, and (iii) it will use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act, subject to certain exceptions specified in the Registration Rights Agreement until the second anniversary of the date of the Closing. As set forth in the Registration Rights Agreement, the Company will be permitted to suspend use of the prospectus that is part of the Shelf Registration Statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with the SEC and similar events. If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified above for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified above for such effectiveness, or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable in connection with resales of Transfer Restricted Securities (as defined in the Registration Rights Agreement) during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a “Registration Default”), then the Company will pay Special Interest to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to an increase in the annual interest rate on the Notes of 0.25% (“Special Interest”) and with respect to each subsequent 90-day period, additional amounts equal to an increase in the annual interest rate on the Notes of 0.25% until all Registration Defaults have been cured, up to a maximum increase in the annual interest rate on the Notes equal to 1.0%. All accrued Special Interest shall be paid by the Company on each Interest Payment Date for which Special Interest is owed to the holders of Global Notes by wire transfer of immediately available funds or by federal funds check and to holders of certificated Notes registered as such as of the preceding Record Date by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the application of Special Interest will cease.

3.	METHOD OF PAYMENT

          The Company shall pay interest (including Contingent Interest, if any) on this Note (except defaulted interest) and Special Interest, if any, to the person who is the Holder of this Note at the close of business on July 15 or January 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest (including Contingent Interest, if any) and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest (including Contingent Interest, if any) and Special Interest, if any, in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

4.	PAYING AGENT, REGISTRAR, BID SOLICITATION AGENT AND CONVERSION AGENT

          Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

5.	INDENTURE, LIMITATIONS

          This Note is one of a duly authorized issue of Securities of the Company designated as its 2% Convertible Senior Notes due 2023 (the “Notes”), issued under an Indenture dated as of August 1, 2003 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. The Notes are senior unsecured obligations of the Company limited to $325,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

6.	OPTIONAL REDEMPTION

          The Notes are subject to redemption, at any time on or after August 1, 2010, as a whole or from time to time in part, at the election of the Company. The Redemption Price is 100% of the principal amount together with accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, up to but not including the Redemption Date; provided, that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest (including Contingent Interest, if any) and Special Interest, if any, will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant interest payment record date.

          No sinking fund is provided for the Notes.

7.	NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest (including Contingent Interest, if any) and Special Interest, if any, accrued to, but excluding, the Redemption Date, interest (including Contingent Interest, if any) and Special Interest, if any, shall cease to accrue on Notes or portions of them called for redemption.

8.	PURCHASE OF NOTES AT OPTION OF HOLDER OR UPON A REPURCHASE EVENT

          Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder on August 1, 2010, August 1, 2013 and August 1, 2018 in integral multiples of $1,000 at a repurchase price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, to, but not including, such Repurchase Date (the “Repurchase Price”). To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

          If the Notes are to be repurchased on August 1, 2010, the Repurchase Price must be paid in Cash. If the Notes are to be repurchased on August 1, 2013 or August 1, 2018 Repurchase Date, the Repurchase Price may be paid, at the option of the Company, in Cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

          Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder upon a Repurchase Event that occurs prior to August 1, 2010 in integral multiples of $1,000 at the Repurchase Event Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Event Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Event Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.

          The Repurchase Event Repurchase Price may be paid, at the option of the Company, in Cash or by the issuance and delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

          Holders have the right to withdraw any Repurchase Notice or Repurchase Event Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If Cash and/or Applicable Stock, if permitted under the Indenture, sufficient to pay the Repurchase Price or Repurchase Event Repurchase Price, as the case may be, of all Notes or portions thereof to be repurchased with respect to a Repurchase Date or Repurchase Event Repurchase Date, as the case may be, has been deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or Repurchase Event Repurchase Date, as the case may be, then, immediately after the Repurchase Date or Repurchase Event Repurchase Date, as applicable, such Notes will cease to be outstanding and interest (including Contingent Interest, if any) and Special Interest, if any, on such Notes will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Repurchase Event Repurchase Price upon surrender of such Note.

9.	CONVERSION

          Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 4.1 and Section 4.2 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable of shares of Common Stock at the Conversion Rate in effect on the date of conversion.

          The Company will notify Holders of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

          A Note in respect of which a Holder has delivered a Repurchase Notice or Repurchase Event Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Note may be converted only if such Repurchase Notice or Repurchase Event Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Rate is 14.6547 shares per $1,000 principal amount of Notes, subject to adjustment in certain events described in the Indenture.

          To surrender a Note for conversion, a Holder must, in the case of Global Notes, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Notes, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest (including Contingent Interest, if any) or Special Interest, if any, and any withholding, transfer or similar tax, if required.

          No fractional share of Common Stock shall be issued upon conversion of any Note. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

          No payment or adjustment will be made for accrued and unpaid interest (including Contingent Interest, if any) and Special Interest, if any, or dividends on the shares of Common Stock, except as provided in the Indenture.

          If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination of the Company with another corporation and as a result of which all the holders of the outstanding Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of their Common Stock, (ii) reclassifies or changes the shares of Common Stock or (iii) conveys, transfers or leases its properties and assets as, or substantially as, an entirety to any person, the right to convert a Note into shares of Common Stock may be changed into a right to convert a Note into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Holder converted its Note into Common Stock immediately prior to such transaction, in each case, in accordance with the Indenture.

10.	CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

     Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued interest (including Contingent Interest, if any) and Special Interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders.

11.	[RESERVED]

12.	DENOMINATIONS, TRANSFER, EXCHANGE

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.	PERSONS DEEMED OWNERS

          The Holder of a Note may be treated as the owner of it for all purposes.

14.	UNCLAIMED MONEY

          If money for the payment of principal or interest (including Contingent Interest, if any) and Special Interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.	AMENDMENT, SUPPLEMENT AND WAIVER

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

16.	SUCCESSOR ENTITY

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

17.	DEFAULTS AND REMEDIES

          Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest (including Contingent Interest, if any) or Special Interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of the Company or a Significant Subsidiary; (v) the Company fails to provide a Purchase Offer within 30 days after notice of failure to timely deliver the same; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

18.	TRUSTEE DEALINGS WITH THE COMPANY

          U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

19.	NO RECOURSE AGAINST OTHERS

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

20.	AUTHENTICATION

          This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

21.	ABBREVIATIONS AND DEFINITIONS

          Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

          All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.	INDENTURE TO CONTROL; GOVERNING LAW

          In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Invitrogen Corporation, 1600 Faraday Avenue, Carlsbad, California 92008, Attention: Investor Relations.

ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the
other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

          To convert this Note into Common Stock of the Company, check the box: ☐

          To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

          If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:

(Sign exactly as your name appears on the
other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES4

          The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

Principal Amount
of this Global Note	Authorized		Amount of
Following Such	Signatory of	Amount of Decrease in	Increase in
Decrease Date	Securities	Principal Amount	Principal Amount
of Exchange (or Increase)	Custodian	of this Global Note	of this Global Note

[4] This schedule should be included only if the Security is a Global Security.

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF TRANSFER RESTRICTED SECURITIES5

Re: 2% Convertible Senior Notes due 2023 (the “Notes”) of Invitrogen Corporation

          This certificate relates to $            principal amount of Notes owned in (check applicable box)

          ☐ book-entry or       ☐ definitive form by          (the “Transferor”).

          The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of August 1, 2003 between Invitrogen Corporation and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Note is being acquired for the Transferor’s own account, without transfer.

☐	Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

          Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such

[5] This certificate should only be included if this Security is a Transfer Restricted Security.

B-1

Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

          The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

(Insert Name of Transferor)

B-2